As Filed with the Securities and Exchange Commission on March 6, 2017

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Dominion Resources, Inc.	VIRGINIA	54-1229715
(Exact name of Registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 TREDEGAR STREET, RICHMOND, VIRGINIA 23219

(804) 819-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CARLOS M. BROWN, VICE PRESIDENT AND GENERAL COUNSEL

DOMINION RESOURCES, INC.

120 TREDEGAR STREET RICHMOND, VIRGINIA 23219

(804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

CARTER M. REID

DOMINION RESOURCES, INC.

120 TREDEGAR STREET

RICHMOND, VIRGINIA 23219

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of a “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Offering Price/ Amount of Registration Fee
Common Stock (without par value)	(1)(2)

(1)	An indeterminate aggregate initial offering price or number of the securities of the identified class is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fees, except such fees as may be carried forward on specific prospectuses or prospectus supplements hereto that have already been paid with respect to Common Stock that was previously registered pursuant to the Registrant’s Registration Statement on Form S-3 (No. 333-194409) filed on March 7, 2014 and were not sold thereunder. Pursuant to Rule 457(p), such unutilized registration fees may be applied to the registration fees payable pursuant to this registration statement.

EXPLANATORY NOTE

All of the shares of Common Stock being registered hereby will be used for Dominion Direct Investment, the Registrant’s direct stock purchase and dividend reinvestment plan.

Dated March 6, 2017

Dominion Resources, Inc. (Dominion)

Dominion Direct®

A Stock Purchase and Dividend Reinvestment Plan for Dominion Common Stock

11,000,000 Shares of Common Stock

(Without Par Value)

Dominion is offering Dominion common stock through Dominion Direct, the company’s direct stock purchase and dividend reinvestment plan. This prospectus provides information about Dominion, including risk factors, which you should consider before you decide to invest. If you decide to invest, please refer to this prospectus for instructions and information you will need to enroll and participate in Dominion Direct.

You should recognize that neither Dominion nor the Administrator can assure a profit or protect against a loss on Dominion common stock purchased under Dominion Direct. The continuation of Dominion Direct by Dominion does not constitute an assurance with respect to either the value of Dominion common stock or whether Dominion will continue to pay dividends on its common stock or at what rate.

Note: The common stock offered in this prospectus has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

About Dominion

Dominion, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and transporters of energy. Dominion’s strategy is to be a leading provider of electricity, natural gas and related services to customers primarily in the eastern and Rocky Mountain regions of the U.S. Dominion’s portfolio of assets includes approximately 26,400 megawatts of generating capacity, 6,600 miles of electric transmission lines, 57,600 miles of electric distribution lines, 14,900 miles of natural gas transmission, gathering and storage pipeline and 51,300 miles of gas distribution pipeline, exclusive of service lines. Dominion serves over six million utility and retail energy customers and operates one of the nation’s largest underground natural gas storage systems with 1 trillion cubic feet of storage capacity.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-08489. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of these securities.

•	Annual Report on Form 10-K for the year ended December 31, 2016;

•	Current Reports on Form 8-K, filed January 12, 2017, January 24, 2017 and January 27, 2017; and

•	The description of the Company’s common stock contained in Form 8-K/A filed with the SEC on August 8, 2016.

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You may request a copy of these filings at no cost by writing, telephoning or e-mailing us at the following address:

Corporate Secretary

Dominion Resources Services, Inc.

120 Tredegar Street

Richmond, Virginia 23219

1-800-552-4034

shareholderrelations@dom.com

You should rely only on the information contained in this document or to which this document refers you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. The information which appears in this document and which is incorporated by reference in this document may only be accurate as of the date of this document or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Risk Factors

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors in our annual reports on Form 10-K filed with the SEC and update them in our quarterly reports on Form 10-Q. You can find these factors in the section called Risk Factors in these reports. Those sections are specifically incorporate by reference into this prospectus. See “Where You Can Find More Information” above. Before you invest in Dominion, we strongly encourage you to review our latest reports. Keep in mind that these reports may contain forward-looking statements that are subject to various risks and uncertainties that could cause actual results to differ materially from management’s projections, forecasts and estimates.

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Summary of Dominion Direct

Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus for more details before you decide to invest.

Enrollment: Dominion Direct is available to current Dominion shareholders as well as new investors. See “How to Enroll” below.

Optional Cash Investments: You can purchase shares with optional cash investments as often as once per week. Weekly share purchases through Dominion Direct are generally made each Wednesday. Purchase dates can vary or be suspended without notice for up to two weeks for administrative purposes. You cannot instruct the Administrator to purchase shares at a specific time or at a specific price under Dominion Direct. Optional cash investments can be made by check or by automatic draft and must be at least $40. Investments less than $40 will be returned. You can invest up to $300,000 per quarter. Investments over $300,000 per quarter may be returned to you at the discretion of the Administrator. You will incur a minimal charge, not to exceed $5 per optional cash contribution, when you purchase shares. You will not be charged any brokerage commissions related to purchases.

Reinvestment of Dividends: If you choose to reinvest dividends, you will be charged a quarterly administrative fee of 2%, not to exceed $1.

Sale of Shares: The Administrator may sell shares on a daily basis. In any event, the sale of shares will occur within five (5) business days after receipt of your sale instructions. You can request the sale of some or all of your shares; however, you cannot instruct the Administrator to sell shares at a specific time or at a specific price under Dominion Direct. Proceeds you receive for any sale of shares will be reduced by a fee of $10 per transaction request and a brokerage commission fee of .03 cents per share to cover broker fees and a portion of the administrative costs of this Plan.

Gifts or Transfer of Shares: You may transfer some or all of your shares to another person, whether or not they are a participant in Dominion Direct. Contact the Administrator for further instructions.

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Statement of Account: Activity Statements are issued weekly for any account with an optional cash investment or transfer transaction during that period. Statements are not mailed following dividend reinvestments unless you request them. Once you become a shareholder, you can access your account information at your convenience by calling our toll-free number or by signing up to access your account online. If you sign up for online access, you will receive an e-mail notice when your Activity Statement is available to view online. You will have the option to elect to receive paper statements by mail.

Administrator: Broadridge Corporate Issuer Solutions, Inc. serves as Administrator for Dominion Direct. The mailing address, e-mail address and phone numbers are:

Broadridge Corporate Issuer Solutions, Inc.

P.O. Box 1342

Brentwood, NY 11717

Street Address for Express Deliveries:

Broadridge Corporate Issuer Solutions, Inc.

ATTN: IWS

1155 Long Island Avenue

Edgewood, NY 11717

E-mail Address	shareholder@broadridge.com
Toll-Free Telephone	1-800-552-4034
Fax	1-215-553-5402

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Investing in Dominion

You should recognize that neither Dominion nor the Administrator can assure a profit or protect against a loss on Dominion common stock purchased under Dominion Direct. See “Risk Factors” above.

Who Can Join

•	Current shareholders of Dominion

•	New investors residing in the U.S. who would like to become shareholders

•	Non-U.S. residents as long as their participation would not violate any laws in their home countries

How to Enroll

Current shareholders, as well as any new investor who wishes to make an initial purchase of Dominion stock, can enroll in Dominion Direct by mail or online.

•	Complete a Direct Share Purchase and Sale Program Form and send it to the Administrator with a check for $40 or more.

•	Complete the Account Elections portion of the Direct Share Purchase and Sale Program Form and send to the Administrator to authorize an automatic withdrawal for $40 or more.

•	Enroll online and authorize the Administrator to draft your checking or savings account for $40 or more. See “Online Management of Your Account” below.

Shareholders can enroll to participate in the reinvestment feature of Dominion Direct.

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Shareholders who hold shares in certificate or Direct Registration form can enroll by completing the Account Elections portion of the Direct Share Purchase and Sale Program Form. Shareholders who have signed up to access their account online can enroll online.

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If you own shares of Dominion but they are held in the name of a bank or broker, you have the option to participate in the reinvestment feature by instructing your broker to register the shares in your name or by making arrangements with the broker to participate on your behalf.

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Payment Methods

Investments can be made by check or automatic bank draft. You will not earn interest on any cash investments.

By check

•	Funds must be payable in U.S. dollars to Broadridge Corporate Issuer Solutions, Inc., the Administrator.

•	Your check must be received by the Administrator at least two business days prior to the purchase date. Investments received late will be held for the next purchase date.

•	Checks for less than $40 will be returned.

By automatic bank draft

•	You may pre-authorize the Administrator to withdraw a set amount ($40 minimum) from a U.S. checking or savings account.

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Automatic bank drafts are scheduled for the 1st and 15th of each month (or the next business day). Amounts withdrawn from your bank account will be used to purchase shares on the next purchase date. See “How Shares are Purchased” below.

•	Your automatic bank draft authorization must be received by the Administrator or submitted online at least five business days prior to your requested draft date.

•	The first bank draft for new accounts are processed on a weekly basis. Subsequent bank drafts will take place either on the 1st or 15th based on your selection when your account was setup.

•	Investments cannot be made over the phone or by credit card.

•

As an added security measure, the Administrator may apply a five business day hold period to the initial association of bank account information to investor accounts as well as changes made to established direct deposit or direct debit instructions. This hold period is a method of preventing unauthorized transactions.

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Returned checks or cash drafts

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Shareholders who send checks or authorize bank drafts that are returned by their financial institution will be charged an administrative fee of $35. Any shares purchased with returned checks or drafts are subject to forfeiture unless the Administrator promptly receives funds to cover both the administrative fee and the returned check or draft. The Administrator also reserves the right to exercise offset rights on any cash or shares in your account and on any dividends paid to your account to cover any unpaid administrative fees or losses resulting from returned checks or drafts, including losses on shares purchased with such checks or drafts.

How Shares Are Purchased

•	At Dominion’s discretion, shares purchased through Dominion Direct will be either newly issued or purchased in the open market. See “Pricing of Shares Purchased” below.

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If Dominion is funding Dominion Direct with open market purchases rather than newly issued shares, then it will pay any broker fees for these purchases. Any broker fees paid by Dominion will be taxable income to you and reported as dividends on your Form 1099-DIV. See “Tax Consequences” below.

•	You may incur a minimal charge, not to exceed $5 per optional cash contribution, when you purchase shares by check or by automatic bank draft.

•	Registered broker-dealers engaged by the Administrator make open market purchases.

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Shares generally will be purchased every Wednesday. Purchase dates can vary or be suspended for up to two weeks without notice for administrative purposes. Funds must be received by the Administrator at least two business days prior to the purchase date.

•

Reinvested dividends will be used to purchase shares on the next purchase date following the dividend payment date. If you choose to reinvest dividends, you will be charged a quarterly administrative fee of 2%, not to exceed $1.

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Pricing of Shares Purchased

The price of shares purchased through Dominion Direct will be either:

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For newly issued shares—the average of the high and low sales prices on the purchase date as reported on the New York Stock Exchange Composite Tape and reported on The Wall Street Journal’s web site at www.wsj.com, or

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For open market purchases—the average cost of all shares purchased on a particular day or the average cost of all shares purchased over the course of several days. Due to regulatory requirements, the registered broker-dealer may be required to make open market purchases over two or more consecutive business days.

You cannot instruct the Administrator to arrange for the purchase of shares at a specific time or at a specific price under Dominion Direct.

Dividend Payment Options

If declared, dividends generally are paid on the 20th of March, June, September and December.

You may select one of the dividend payment options below by completing the Account Elections portion of the Direct Share Purchase and Sale Program Form:

•	Full dividend reinvestment;

•	Partial dividend reinvestment; or

•	Cash dividends.

You can receive a check or have your dividends directly deposited to your bank account by completing the Direct Deposit Enrollment portion of the Account Maintenance Form. If you choose to reinvest dividends, you will be charged a quarterly administrative fee of 2%, not to exceed $1.

After the dividend has been paid, participants who have elected to reinvest their dividends and have enrolled to access their account online will receive an e-mail notice when their statement is available to view online. Statements will not be mailed following dividend reinvestments unless you request them. See “Statements” below.

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Sale of Shares

You can sell some or all of the shares you have accumulated in Dominion Direct or held in Direct Registration. Shares you hold in certificate form can be sold after they have been deposited into Dominion Direct. The Administrator will instruct a registered broker-dealer to sell shares at the then current market price of Dominion shares. You cannot instruct the Administrator to arrange for the sale of your shares at a specific price or at a specific time.

Proceeds you receive for any sale of shares will be reduced by a fee of $10 per transaction request and a brokerage commission fee of .03 cents per share to cover broker fees and a portion of the administrative costs of Dominion Direct. No brokerage commissions are kept by the Administrator.

Timing of Sales

•	The Administrator may sell shares on a daily basis. In any event, the sale of shares will occur within five (5) business days after receipt of your sales instructions.

•	Sale dates can vary or be suspended for up to two weeks without notice for administrative purposes.

Pricing of Shares Sold

•	Shares will be sold by a registered broker-dealer at the then current market price of Dominion shares.

•	The sale price of any shares sold on a particular sale date will be the weighted average price of all shares sold for participants on that sale date.

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If you prefer to have more control over the timing and sales price, you may choose to sell your shares through a stock broker of your choosing. In this case, you can either authorize your broker to initiate a DRS PROFILE transaction to electronically transfer your shares to your brokerage account or you can request the Administrator to issue a certificate for your shares which you can then deliver to your broker for sale. A $25 service fee will be charged for each stock certificate issued. Your money order or certified check made payable to Broadridge Corporate Issuer Solutions, Inc. must accompany your request for a stock certificate.

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Requesting a Sale of Shares

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A completed Purchase and Sale Coupon may be mailed or faxed. You may also request a sale online through your Dominion shareholder online account or call 1-800-552-4034. Certain restrictions may apply based on the account type or sale value. With the exception of the year-end account statement, a Purchase and Sale Coupon is attached to each account Activity Statement. Forms may also be downloaded and printed from your shareholder online account or from the company’s website. Visit www.shareholder.broadridge.com/D/ and click on Need a Form.

•	On the Purchase and Sale Coupon, specify the number of shares you want to sell—not the dollar amount you would like to receive.

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If you request a sale of all of your shares and you have authorized automatic drafts from your bank account, you must notify the Administrator in writing to remove the draft, and the timing of your request may prevent it from being removed automatically. If you have signed up for online account access, you may terminate the automatic draft online.

•	Purchase and Sale Coupons that are mailed or faxed to the Administrator must be signed exactly as the name(s) appear on your account. All owners named on the account must sign.

•	Send the Purchase and Sale Coupon to the Administrator by:

Mail:
Broadridge Corporate Issuer Solutions, Inc.
P.O. Box 1342
Brentwood, NY 11717

Street Address for Express Deliveries:
Broadridge Corporate Issuer Solutions, Inc.
ATTN: IWS
1155 Long Island Avenue
Edgewood, NY 11717

Fax: 1-215-553-5402

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Sale Proceeds

•	We will send a check by U.S. Mail or direct deposit via ACH with the proceeds of any sale of shares. There will be a $5 fee for the direct deposit of sale proceeds.

•	The check will be mailed to your address of record on the settlement date, which is three business days after the sale. Direct deposit of funds will be made on the settlement date.

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As an added security measure, the Administrator may apply a five business day hold period to the initial association of bank account information to investor accounts as well as changes made to established direct deposit or direct debit instructions. This hold period is a method of preventing unauthorized transactions. If your sale takes place during the five day hold period, your sale proceeds will be sent by check.

Statements

The Administrator will send you an Activity Statement after each optional cash investment or transfer transaction. With the exception of the year-end account statement, each statement includes a Purchase and Sale Coupon. Statements are not mailed following dividend reinvestments unless you request them. All participants will be mailed a year-end account statement which details an entire year’s transactions and is mailed in January of the subsequent year. You should retain all year-end statements in order to establish the cost basis of shares purchased under Dominion Direct for tax and other purposes.

Participants who have signed up to access their account online will receive an e-mail notice when their statement is available to view online. For all other participants, the Administrator will mail all notices, statements and reports to your address of record.

Please review your statements carefully and inform the Administrator promptly of any corrections to your account registration or any change in your postal or e-mail address. You may change your postal or e-mail address online or you may send a written notice to the Administrator at the address listed on the back of this prospectus. Written notices must be signed and should

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include your account number, a daytime phone number, and your previous address. See “Online Management of Your Account” below.

Stock Certificate Issuances

Stock certificates are valuable and expensive to replace if lost, stolen or destroyed. Therefore, the Administrator will not issue stock certificates unless specifically requested by you. Instead, all shares will be held in Dominion Direct or, in some cases, in a book-entry account in your name. See “Direct Registration System (DRS)” below.

A $25 service fee will be charged for each stock certificate issued. Your money order or certified check made payable to Broadridge Corporate Issuer Solutions, Inc. must accompany your request for a stock certificate.

To request a stock certificate for any of the shares held in your Dominion Direct account, send written instructions to the Administrator. All stock certificates will be issued in the account holder’s name. Stock certificates are mailed via the U.S. Postal Service to your address of record.

Lost Stock Certificates

We encourage you to search diligently for lost stock certificates. As stated earlier, stock certificates are valuable and are expensive to replace if lost, stolen or otherwise destroyed. If, after your diligent search, you are still unable to locate the stock certificate, please contact the Administrator to report the loss. The Administrator will need your name, mailing address, the stock certificate number and the number of shares. A stop code will then be placed on the lost stock certificate to prevent any future transactions of those shares. You will be mailed paperwork to complete and have notarized along with a schedule of fees to have the stock certificates replaced. Once we receive your completed documentation and payment of fees, the lost stock certificate will be cancelled and the shares will be credited to a book-entry account or to your Dominion Direct account if you are a participant.

Share Safekeeping

Dominion Direct offers you the convenience of depositing your stock certificates for safekeeping. To

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deposit your stock certificates into your Dominion Direct account, send them to the Administrator with a signed letter of instruction requesting the deposit of your stock certificates for safekeeping. Do not endorse the stock certificates. When mailing stock certificates, we recommend that you use Registered Mail, insured for 2% of the market value of the stock certificates.

If you hold shares in Direct Registration form, you may instruct the Administrator to deposit those shares into your Dominion Direct account by notifying the Administrator in writing.

Share Transfers

To transfer some or all of your shares to another name, call the Administrator to request Transfer Instructions. You may also download and print a Legal Transfer Form from the company’s website. Visit www.shareholder.broadridge.com/D/. Signatures must be Medallion Guaranteed by a financial institution such as a bank, savings and loan, credit union or brokerage firm that is a member of the Securities Transfer Agents Medallion Program (STAMP). The Administrator will process your request promptly once your completed Transfer Instructions are received. Transfer Instructions cannot be faxed or e-mailed to the Administrator.

To transfer shares from your Dominion Direct book-entry account to your brokerage account, contact your broker to request an electronic transfer using the Direct Registration System. See “Direct Registration System (DRS)” below.

Direct Registration System (DRS)

Dominion is participating in the Direct Registration System (DRS). The direct registration form of ownership allows shares to be issued without requiring a physical stock certificate and eliminates the need for you to safeguard and store certificates. Shares in direct registration (book-entry) form can be electronically transferred between Dominion’s records and your broker-dealer account without the need to deliver a physical stock certificate. Based on your instructions, your broker can initiate a DRS PROFILE transaction to electronically transfer shares from your Dominion Direct account to your brokerage account. For information concerning authorization of electronic share movement, please contact your broker-dealer.

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Changes to Your Account

To make a name change on your account, please refer to the “Share Transfers” section. For other account changes, such as address changes or changes to your reinvestment option, cash draft and direct deposit information, send the Administrator written instructions signed exactly as the name(s) appear on your account. Please be sure to include your name, account number and daytime phone number on all correspondence. You may also make changes to your account online. See “Online Management of Your Account” below.

Online Management of Your Account

New investors, as well as registered shareholders, can enroll in Dominion Direct online. For new investors, visit www.shareholder.broadridge.com/D/ and click Plan Wizard under “Not Yet an Investor.” Review the prospectus and click on “Invest Now” at the bottom of the page. Once enrolled, you can manage your account by taking advantage of online features including:

•	Review account balance and dividend payment detail;

•	Download account activity into a spreadsheet;

•	Receive an e-mail notice when your statement is available to review online;

•	Authorize automatic bank drafts to purchase additional shares;

•	Initiate sale requests;

•	Sign up for direct deposit of dividends or dividend reinvestment;

•	Change your postal or e-mail address;

•	Change automatic bank draft information and amounts; and

•	Change dividend reinvestment options.

Closing Accounts

To close your Dominion Direct account, you must give written notice to the Administrator or complete and return the Purchase and Sale Coupon attached to your Activity Statement. If you withdraw all whole shares from your Dominion Direct account, future dividends on shares you hold in DRS or certificate form will be

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paid in cash. Upon termination, your participation in Dominion Direct will cease and any fractional shares will be sold.

If you close your account and have authorized automatic drafts from your bank account, the Administrator must be notified in writing to remove the automatic draft as the timing of your request may prevent it from being removed automatically. If you have signed up for online account access, you may terminate the automatic bank draft online.

To transfer full shares from your Dominion Direct book-entry account to your brokerage account, contact your broker to request the transfer using the Direct Registration System. Your broker can initiate the electronic transfer of shares.

Additional Fees:

Overnight Mailings:	$25.00/mailing
Direct Deposit of Sale Proceeds:	$5.00/deposit
Replacement Check Fee:	$15.00
Duplicate Statements:
Electronic:	No Charge
Paper:	$5.00

Tax Consequences

All dividends paid to you on shares held in your account—whether or not they are reinvested—are considered taxable income.

If Dominion is funding Dominion Direct with shares purchased on the open market rather than newly issued shares, then it will pay any brokerage fees for these purchases. Any broker fees paid by Dominion will be taxable income to you. These fees are not expected to be more than seven cents per share.

The total amount of dividends and any broker fees will be reported to you on your Form 1099-DIV, and to the Internal Revenue Service (“IRS”), shortly after the end of each year.

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Any sale of shares made through the Administrator will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns. See “Cost Basis” below.

Dividends on Dominion shares held for or on behalf of non-resident aliens or non-U.S. entities generally are subject to income tax withholding. Any dividend reinvestment will therefore be made net of any taxes withheld and any quarterly administrative fees.

Cost Basis

For sales of Dominion stock purchased on or after January 1, 2011 (“Covered Stock”), the Administrator is required to annually report certain information to the IRS. For any sale of Dominion stock (whether Covered Stock or not), the Administrator is required to report annually to you and the IRS the gross proceeds resulting from such sales. For sales of Covered Stock, the Administrator is also required to report (i) your adjusted tax basis in such Covered Stock and (ii) whether any gain or loss with respect to such sale is long-term or short-term. Unless you adequately indicated otherwise, the Administrator will calculate your adjusted basis and your gain or loss, if any, on sales of Covered Stock using the default method required by Treasury Regulation §1.1012-1. In general, for shares of Dominion stock acquired on different dates, the Administrator will assume the shares you sell are those that were purchased earliest (i.e, First In, First Out, or FIFO) and, to the extent that such shares constitute Covered Stock, the Administrator will calculate your adjusted basis and any gain or loss in accordance with that assumption. As noted above, you can use a different method by notifying the Administrator of the different method you elect to use. The rules governing the methods for determination of your adjusted basis and gain or loss on sales of Covered Stock, however, are complex. Consequently, we recommend you consult your own tax advisor if you wish the Administrator to use a method of calculating your adjusted basis and gain or loss that is different than the default method specified by Treasury Regulation §1.1012-1. Once you sell your Dominion stock, the method used to calculate your adjusted basis and any gains or losses with respect to such stock cannot be changed. Therefore, it is important to consider the tax implications before you request a sale.

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Dominion will not provide cost basis information for Dominion stock acquired prior to January 1, 2011 to either you or the IRS. We urge you to consult your own tax advisor for assistance with the calculation of your adjusted basis in such stock. Special tax issues may apply to some participants.

Be sure to keep your statements for income tax purposes. You may obtain historical account information for a fee. An account history for 1996–present can be obtained for $25. Individual prior year statements can be obtained for $5 per year. To obtain account information, submit a written request along with your money order or certified check payable to Broadridge Corporate Issuer Solutions, Inc., the Administrator. General historical pricing is available on the company’s website. Visit www.dom.com and type Dominion Share Price List in the search field.

You may obtain duplicate copies of Form 1099-DIV or Form 1099-B for years other than the current year for a fee of $5 per form. To obtain copies, submit a written request along with your money order or certified check payable to Broadridge Corporate Issuer Solutions, Inc.

Voting

Each share of common stock is entitled to one vote in the election of directors and other matters. Common stock shareholders are not entitled to cumulative voting rights.

We will mail or make electronically available to you proxy materials for each shareholder meeting. The proxy allows you to indicate how you want your shares to be voted (shares of record plus the shares held in Dominion Direct). We will vote your shares as you indicate. If you sign your proxy and do not make a selection, your shares will be voted as recommended by Dominion’s Board of Directors. No vote will be recorded for shares unless a properly signed proxy is returned. (Shareholders whose shares are held in “street name” will receive voting instructions from their broker.)

Stock Splits and Other Distributions

If Dominion declares a stock split or stock dividend, we will credit your account with the appropriate number of shares on the payment date. Shares will be distributed in book-entry form (rather than stock certificates) and these shares will be added to your Dominion Direct account.

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You will be entitled to all the rights and privileges outlined in this prospectus.

In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total holdings (shares of record plus the shares held in Dominion Direct).

Changes to Dominion Direct

We may add to, modify or terminate Dominion Direct and its administrative procedures at any time. We will send you written notice of any significant changes. For participants who elect Electronic Notification, we will send the notice by e-mail.

Responsibilities of Dominion and the Administrator

Broadridge Corporate Issuer Solutions, Inc. serves as Administrator for Dominion Direct. The Administrator responds to inquiries from participants, maintains records, sends statements of account, and performs other duties related to Dominion Direct. In addition, the Administrator administers the nominee account of Dominion shares held for the benefit of Dominion Direct participants and has appointed a registered broker-dealer who is responsible for purchasing and selling Dominion shares in the open market.

You should recognize that neither Dominion nor the Administrator can assure a profit or protect against a loss on Dominion common stock purchased under Dominion Direct. The continuation of Dominion Direct by Dominion does not constitute an assurance with respect to either the value of Dominion common stock or whether Dominion will continue to pay dividends on its common stock or at what rate.

In acting under the terms and conditions of Dominion Direct as described in this prospectus, neither Dominion, the Administrator, nor any of their respective agents or subsidiaries shall be liable with respect to the price at which Dominion common stock is purchased for your account or with respect to any fluctuation in the market value before or after the purchase of Dominion common stock.

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Governing Law

The laws of the Commonwealth of Virginia, other than its conflicts of law rules, govern the terms and conditions of Dominion Direct.

Use of Proceeds

The proceeds from the sale by Dominion of newly issued common shares offered by Dominion Direct will be added to the general corporate funds of Dominion and will be used to meet its working capital requirements and the working capital requirements of its subsidiaries.

Experts

The consolidated financial statements incorporated in this prospectus by reference from Dominion Resources, Inc.’s Annual Report on Form 10-K and the effectiveness of Dominion Resources, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

Carlos M. Brown, Esq., Vice President and General Counsel of Dominion, has passed upon the legality of the securities being offered pursuant to Dominion Direct.

Limitations of Liability and Indemnification Under the Securities Act

Neither Dominion nor the Administrator will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of Dominion Direct as described in this prospectus and on the forms that accompany each investment or activity. The SEC believes that this liability limitation does not cover violations of federal securities laws.

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We indemnify our officers and directors to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us. The SEC believes that indemnification of officers and directors for liabilities arising under the Securities Act of 1933, as amended, is against public policy and unenforceable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Per Offering*
Securities and Exchange Commission Fee	$	**
Printing Expenses		*
Accountant Fees		*
Listing Fees		***
Miscellaneous		*

Total	$	*

*	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.
**	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, except for filing fees of $17,857.26 that have already been paid with respect to Common Stock that was previously registered pursuant to the Registrant’s Registration Statement on Form S-3 (No. 333-194409) filed on March 7, 2014 and were not sold thereunder. Pursuant to Rule 457(p), such unutilized registration fees may be applied to the registration fees payable pursuant to this registration statement.
***	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15. Indemnification of Directors and Officers.

Article VI of Dominion’s Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) and any other applicable law. The Virginia Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. Dominion is required to indemnify its directors and officers in all such proceedings if they have not violated this standard. Dominion has also entered into agreements with its directors and officers regarding mandatory advancements of expenses after a proceeding is commenced, as permitted by Virginia law and Dominion’s Articles of Incorporation.

In addition, Article VI of Dominion’s Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Virginia Act as now and hereafter in effect. The Virginia Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation’s articles of incorporation or a shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Dominion’s Articles of Incorporation, together with the Virginia Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

Dominion has purchased directors’ and officers’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of Dominion against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Dominion and (2) Dominion to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16. Exhibits.

Exhibit No.	Description of Document
5.1	Opinion of Carlos M. Brown, Vice President and General Counsel of Dominion Resources, Inc.*

23.1	Consent of Carlos M. Brown, Vice President and General Counsel of Dominion Resources, Inc. (contained in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.*

24	Powers of Attorney (included on signature page).

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 6th day of March, 2017.

DOMINION RESOURCES, INC.

By	/S/ THOMAS F. FARRELL II
Thomas F. Farrell II Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities stated below and on the 6th day of March, 2017. The officers and directors whose signatures appear below hereby constitute Carlos M. Brown, Carter M. Reid, or Karen W. Doggett, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signatures	Titles

/S/ THOMAS F. FARRELL II Thomas F. Farrell II	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/S/ WILLIAM P. BARR William P. Barr	Director

/S/ HELEN E. DRAGAS Helen E. Dragas	Director

/S/ JAMES O. ELLIS, JR. James O. Ellis, Jr.	Director

/S/ JOHN W. HARRIS John W. Harris	Director

/S/ RONALD W. JIBSON Ronald W. Jibson	Director

/S/ MARK J. KINGTON Mark J. Kington	Director

/S/ JOSEPH M. RIGBY Joseph M. Rigby	Director

/S/ PAMELA J. ROYAL Pamela J. Royal	Director

/S/ ROBERT H. SPILMAN, JR. Robert H. Spilman, Jr.	Director

/S/ SUSAN N. STORY Susan N. Story	Director

/S/ MICHAEL E. SZYMANCZYK Michael E. Szymanczyk	Director

/S/ DAVID A. WOLLARD David A. Wollard	Director

/S/ MARK F. MCGETTRICK Mark F. McGettrick	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ MICHELE L. CARDIFF Michele L. Cardiff	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Document
5.1	Opinion of Carlos M. Brown, Vice President and General Counsel of Dominion Resources, Inc.*

23.1	Consent of Carlos M. Brown, Vice President and General Counsel of Dominion Resources, Inc. (contained in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.*

24	Powers of Attorney (included on signature page).

*	Filed herewith.